Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT CIBC WORLD MARKETS
15TH ANNUAL HEALTHCARE CONFERENCE

   Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – Nov. 4, 2004 – American Healthways, Inc. (Nasdaq: AMHC) today announced that it will participate in the 15th Annual Healthcare Conference hosted by CIBC World Markets Nov. 8-9 in New York. Ben R. Leedle Jr., the Company’s president and chief executive officer, will present on Monday, Nov. 8, 2004, at 3 p.m. EST.

The presentation will be broadcast live on the Web and will be available for replay at www.americanhealthways.com. To view the presentation live, please visit the site at least 15 minutes in advance to download and install any necessary audio software.

American Healthways is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Aug. 31, 2004, the Company had over 1.3 million lives under management nationwide. For more information, visit www.americanhealthways.com.